PROFORMANCE

Fourth Quarter 2016
Earnings Release & Supplemental Financial Information

NATIONAL STORAGE AFFILIATES

Table of Contents

Page

1	Earnings Release

9	Consolidated Statements of Operations

10	Consolidated Balance Sheets

11	Schedule 1 - Funds From Operations and Core Funds From Operations

13	Schedule 2 - Other Non-GAAP Financial Measurements

14	Schedule 3 - Portfolio Summary

16	Schedule 4 - Debt and Equity Capitalization

18	Schedule 5 - Summarized Information for Unconsolidated Real Estate Venture

19	Schedule 6 - Same Store Performance Summary

21	Schedule 7 - Reconciliation of Same Store Data and Net Operating Income to Income from Operations

22	Schedule 8 - Selected Financial Information

23	Glossary

February 27, 2017

National Storage Affiliates Trust Reports Fourth Quarter and Full Year 2016 Results; Full Year Net Income Increases $20.1 Million; Core FFO per Share Increases 21.7%; Same Store NOI Increases 10.2%; Acquired 107 Self Storage Properties; Provides Full-Year 2017 Guidance
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust (“NSA” or the "Company") (NYSE: NSA) today reported the Company’s fourth quarter and full year 2016 results.
Fourth Quarter 2016 Highlights

•	Net income was $6.1 million for the fourth quarter of 2016, an increase of $0.7 million compared to $5.4 million for the fourth quarter of 2015.

•
Core funds from operations ("Core FFO") was $20.0 million, or $0.30 per share, for the fourth quarter of 2016, an increase of 25.0% per share compared to $11.6 million, or $0.24 per share, for the fourth quarter of 2015.

•	Same store total revenues were $32.3 million for the fourth quarter of 2016, an increase of 6.3% compared to $30.4 million for the fourth quarter of 2015.

•	Same store NOI was $22.2 million for the fourth quarter of 2016, an increase of 9.2% compared to $20.3 million for the fourth quarter of 2015.

•	Acquired 31 self storage properties during the fourth quarter of 2016 for approximately $228 million.

•	Formed a joint venture ("JV") with a major state pension fund; JV acquired the 66-property iStorage portfolio for $630 million.

•	Received approximately $139 million of net proceeds from the sale of 6.9 million common shares of beneficial interest ("common shares") during the fourth quarter of 2016.
Full Year 2016 Highlights

•	Net income was $24.9 million for full year 2016, an increase of $20.1 million compared to $4.8 million for full year 2015.

•	Core FFO was $65.5 million, or $1.12 per share, for full year 2016, an increase of 21.7% per share compared to $35.8 million, or $0.92 per share, for full year 2015.

•	Same store total revenues were $127.6 million for full year 2016, an increase of 7.7% compared to $118.4 million for full year 2015.

•	Same store NOI was $86.6 million for full year 2016, an increase of 10.2% compared to $78.6 million for full year 2015.

•	Acquired 107 self storage properties and formed new JV, investing a total of over $1.3 billion in consolidated and unconsolidated self storage property acquisitions during full year 2016.

•
Issued over $500 million of equity during 2016, including over $120 million of OP equity for the acquisition of self storage properties and $389 million of gross proceeds from the sale of common shares.

Arlen Nordhagen, Chief Executive Officer and Chairman, commented, "2016 was an exceptional year on all fronts for NSA, reflecting the continued execution of our strategic internal and external growth initiatives. We achieved a 10.2% increase in same store NOI and a 21.7% per share increase in Core FFO. Operationally, we drove same store revenue and NOI growth of 7.7% and 10.2%, respectively, while on the external growth front we continue to identify and close high-quality self storage acquisitions in our core growth markets. During 2016, we acquired and made investments in properties totaling over $1.3 billion in value, which included 107 consolidated properties and our entrance into a new joint venture with a portfolio of 66 properties."
Mr. Nordhagen, continued, "As importantly, during the fourth quarter we raised approximately $105 million of common equity through a well-received follow-on offering, and approximately $34 million under the company's ATM program, ending the year with a strong balance sheet and ample flexibility to support our growth objectives. Finally, we are extremely pleased to announce that we have entered into agreements to add our eighth Participating Regional Operator ("PRO"), Personal Mini Storage of Orlando, Florida. Marc Smith, President of Personal Mini, brings over twenty years of self storage industry experience, is a highly respected leader within the industry and served as the Chairman of the National Self Storage Association in 2016. The mark of adding our eighth PRO combined with our recently completed iStorage joint venture enhances NSA’s competitive advantage in the public self storage space. As we move forward into 2017, we look to further expand our platform, drive strong core FFO growth and create value for our shareholders over the long-term."
Financial Results

($ in thousands, except per share and unit data)	Three Months Ended December 31,			Year Ended December 31,
	2016	2015	Growth	2016	2015	Growth
Net income	$6,075	$5,365	13.2%	$24,866	$4,796	418.5%

Funds From Operations ("FFO")(1)	$17,198	$11,045	55.7%	$57,776	$30,102	91.9%
Add back acquisition costs and NSA's share of unconsolidated venture acquisition costs	2,819	573	392.0%	7,688	5,737	34.0%
Core FFO(1)	$20,017	$11,618	72.3%	$65,464	$35,839	82.7%

Earnings (loss) per share - basic	$0.22	$0.20	10.0%	$0.60	$0.80	(25.0)%
Earnings (loss) per share - diluted	$0.07	$0.08	(12.5)%	$0.31	$0.17	82.4%

FFO per share and unit(1)	$0.26	$0.23	13.0%	$0.99	$0.77	28.6%
Core FFO per share and unit(1)	$0.30	$0.24	25.0%	$1.12	$0.92	21.7%

(1) Non-GAAP financial measures, including FFO, Core FFO and NOI, are reconciled to their most directly comparable GAAP measure and defined (together with other words and phrases used herein) in the Schedules to this press release and in the supplemental financial information.
Fourth Quarter 2016
Fourth quarter 2016 net income increased $0.7 million, driven primarily by incremental NOI generated from 107 self storage properties acquired during 2016 and same store NOI growth, partially offset by increases in depreciation and amortization, interest expense, general and administrative expenses, and acquisition costs.
Fourth quarter 2016 basic earnings per share increased $0.02 per share and diluted earnings per share decreased $0.01 per share. In addition to the items affecting net income described above, the comparison of earnings per share amounts between periods is affected by the allocation of net income to noncontrolling interests pursuant to GAAP. Additional information on NSA's allocation of net income (loss) can be found in the Glossary to the supplemental financial information under "Hypothetical Liquidation at Book Value Method."
Fourth quarter 2016 FFO per share increased 13.0% and Core FFO per share increased 25.0%. The increases in FFO and Core FFO were primarily the result of $10.3 million of incremental NOI from 107 self storage properties acquired during 2016 and same store NOI growth of $1.9 million, partially offset by increases of $2.3 million of interest expense, $2.7 million of general and administrative expenses and $2.1 million of distributions to subordinated performance unitholders.
Full Year 2016
Full year 2016 net income increased $20.1 million, driven primarily by additional NOI generated from non-same store self storage properties acquired during 2016 and 2015 and same store NOI growth, partially offset by increases in depreciation and amortization, general and administrative expenses, interest expense, and acquisition costs.
Full year 2016 basic earnings per share decreased $0.20 per share and diluted earnings per share increased $0.14 per share. In addition to the items affecting net income described above, the comparison of earnings per share amounts between periods is affected by the allocation of net income to noncontrolling interests pursuant to GAAP.
Full year 2016 FFO per share increased 28.6% and Core FFO per share increased 21.7%. The increases in FFO and Core FFO were primarily the result of $35.9 million of incremental NOI from non-same store properties acquired in 2016 and 2015, same store NOI growth of $8.0 million, partially offset by increases of $3.3 million of interest expense, $5.3 million of general and administrative expenses and $7.8 million of distributions to subordinated performance unitholders.
Non-GAAP financial measures, including FFO, Core FFO and NOI, are defined and reconciled to their most directly comparable GAAP measure in the Schedules to this press release and in the supplemental financial information.
Total Consolidated Portfolio Operating Results

($ in thousands, except per square foot data)	Three Months Ended December 31,			Year Ended December 31,
	2016	2015	Growth	2016	2015	Growth
Total rental and other property-related revenue	$57,355	$38,300	49.8%	$197,237	$133,919	47.3%
Property operating expenses	18,734	12,744	47.0%	64,798	45,412	42.7%
Net Operating Income (NOI)	$38,621	$25,556	51.1%	$132,439	$88,507	49.6%

Average Occupancy	89.1%	88.8%	0.3%	89.7%	87.9%	1.8%
Average Annualized Rental Revenue Per Occupied Square Foot	$11.28	$10.65	5.9%	$11.00	$10.62	3.6%

Fourth Quarter 2016
Year-over-year, fourth quarter 2016 total rental and other property-related revenue increased 49.8%, driven by $16.2 million of incremental revenues from 107 self storage properties acquired during 2016 and a $1.9 million increase in same store total revenues.
Fourth quarter 2016 total property operating expenses increased 47.0% year-over-year, resulting from $5.9 million of incremental property operating expenses generated by 107 self storage properties acquired during 2016, and an increase of less than $0.1 million in same store property operating expenses.
Total portfolio NOI was $38.6 million for the fourth quarter of 2016, an increase of 51.1% compared to NOI of $25.6 million for the fourth quarter of 2015.
Full Year 2016
Total rental and other property-related revenue was $197.2 million for full year 2016, an increase of 47.3% compared to total rental and other property-related revenue of $133.9 million for full year 2015. The increase resulted from incremental revenues of $35.6 million from 107 self storage properties acquired during 2016 and $18.5 million from 53 self storage properties acquired from January 2, 2015 to December 31, 2015, and a $9.2 million increase in same store total revenues.
Total property operating expenses were $64.8 million for full year 2016, and increase of 42.7% compared to total property operating expenses of $45.4 million for full year 2015. The increase resulted from incremental expenses of $13.0 million from 107 self storage properties acquired during 2016, and $5.2 million from 53 self storage properties acquired from January 2, 2015 to December 31, 2015, and a $1.2 million increase in same store property operating expenses.
Total portfolio NOI was $132.4 million for full year 2016, an increase of 49.6% compared to NOI of $88.5 million for full year 2015.
NSA's total consolidated portfolio included 382 self storage properties, approximately 23.1 million rentable square feet, with period-end occupancy of 88.4% as of December 31, 2016.
Same Store Operating Results

($ in thousands, except per square foot data)	Three Months Ended December 31,			Year Ended December 31,
	2016	2015	Growth	2016	2015	Growth
Total rental and other property-related revenue	$32,299	$30,380	6.3%	$127,550	$118,390	7.7%
Property operating expenses	10,137	10,087	0.5%	40,929	39,761	2.9%
Net Operating Income (NOI)	$22,162	$20,293	9.2%	$86,621	$78,629	10.2%
NOI Margin	68.6%	66.8%	1.8%	67.9%	66.4%	1.5%

Average Occupancy	89.1%	89.4%	(0.3)%	90.0%	87.9%	2.1%
Average Annualized Rental Revenue Per Occupied Square Foot	$11.46	$10.74	6.7%	$11.18	$10.62	5.3%
Fourth Quarter 2016
Year-over-year, fourth quarter 2016 same store total rental and other property-related revenue increased 6.3%. Fourth quarter 2016 increases were driven by a 6.7% increase in average annualized rental revenue per occupied square foot partially offset by a 30 basis point decrease in average occupancy. Same store property operating expenses increased less than $0.1 million for the fourth quarter of 2016 compared to the fourth quarter of 2015.
Full Year 2016
Year-over-year, full year 2016 same store total rental and other property-related revenue increased 7.7%. Full year 2016 increases were driven by a 5.3% increase in average annualized rental revenue per occupied square foot and a 210 basis point increase in average occupancy. Same store property operating expenses increased $1.2 million for full year 2016 compared to full year 2015.
NSA's same store portfolio included 222 self storage properties, approximately 12.3 million rentable square feet, with period-end occupancy of 88.4% as of December 31, 2016.
Investment Activity
During the fourth quarter of 2016, NSA invested approximately $228 million in the acquisition of 31 self storage properties located throughout eight states. These fourth quarter acquisitions encompass approximately 2.1 million rentable square feet configured in over 16,600 storage units. Subsequent to December 31, 2016, NSA acquired five additional self storage properties for a total investment of approximately $32 million encompassing approximately 0.3 million rentable square feet configured in over 2,200 storage units.
In addition, during the fourth quarter of 2016, NSA's JV with a major state pension fund (the “JV Investor”) completed its acquisition of the 66 property iStorage portfolio for aggregate consideration of approximately $630 million. The JV financed the acquisition with approximately $320 million in equity (approximately $80 million from NSA in exchange for a 25% ownership interest and approximately $240 million from the JV Investor in exchange for a 75% ownership interest) with the balance of the consideration funded with proceeds from JV debt financing. The Company also completed its acquisition of the iStorage property management platform for approximately $20 million, including a property management company, a captive insurance company, and the iStorage brand.
Capital Transactions
NSA received approximately $139 million of net proceeds from the sale of 6.9 million common shares during the fourth quarter of 2016. This included an offering of 5,175,000 of common shares, including 675,000 common shares sold upon the exercise in full by the underwriters of their option to purchase additional common shares. The shares were issued at $20.48 per share, resulting in net proceeds to NSA of approximately $105 million. In addition, NSA issued 1,740,949 of its common shares under the Company's at the market (“ATM”) program for net proceeds of approximately $34 million after deducting the underwriting discount. NSA used the net proceeds from these offerings for general corporate purposes, including the repayment of outstanding amounts under its revolving line of credit and the acquisition of additional self storage properties. Finally, NSA issued $16.7 million of OP equity in connection with the acquisition of five self storage properties during the fourth quarter of 2016.
During December 2016 and February 2017, NSA entered into agreements with a syndicated group of lenders to partially exercise its expansion option under its credit facility, increasing total capacity by $220 million for a total credit facility of $895 million. This expansion increased the total borrowing capacity under NSA's revolving line of credit by $50 million, and increased the outstanding balances of NSA's five and six-year term loan tranches by $10 million and $55 million, respectively, along with a new $105 million seven-year term loan tranche.

Dividends
On February 23, 2017, NSA's Board of Trustees declared a quarterly cash dividend of $0.24 per common share, which will be paid on March 30, 2017 to holders of record on March 15, 2017. This dividend represents an annualized dividend rate of $0.96, a 20% increase over the first quarter 2016 annualized dividend rate of $0.80 per share.

2017 Guidance
The following table outlines NSA's guidance estimates for the year ended December 31, 2017:

	Ranges for Full Year 2017
	Low	High
Same store operations (277 stores)
Total rental and other property-related revenue growth	5.0%	7.0%
Property operating expenses growth	3.0%	4.0%
NOI growth	6.0%	8.0%

General and administrative expenses (as a percent of revenue)	10.5%	12.0%
General and administrative expenses (excluding equity-based compensation)	9.5%	10.5%
Equity-based compensation	1.0%	1.5%

Management fees and other revenue, in millions	$7.0	$8.0
Core FFO from unconsolidated real estate venture, in millions	$4.0	$4.5

Subordinated performance unit distributions, in millions	$28.0	$32.0

Acquisitions, in millions	$200.0	$500.0

Core FFO per share(1)	$1.22	$1.29

(1) The following table provides a reconciliation of the range of estimated earnings (loss) per share - diluted to estimated Core FFO per share and unit:
	Ranges for Full Year 2017
	Low	High
Earnings (loss) per share - diluted	$0.23	$0.40
Impact of the difference in weighted average number of shares and GAAP accounting for noncontrolling interests, two-class method and treasury stock method	0.38	0.24
Add real estate depreciation and amortization, including NSA's share of unconsolidated venture real estate depreciation and amortization	0.99	1.09
FFO attributable to subordinated performance unitholders	(0.38)	(0.44)
Core FFO per share and unit	$1.22	$1.29
Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at http://ir.nationalstorageaffiliates.com/quarterly-reporting and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on February 27, 2017.

Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentation of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00pm Eastern Time on Tuesday, February 28, 2017 to discuss its financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nationalstorageaffiliates.com.
Conference Call and Webcast:
Date/Time: Tuesday, February 28, 2017, 1:00pm ET
Webcast available at: www.nationalstorageaffiliates.com
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014
Replay:
Domestic (Toll Free US & Canada): 877.660.6853
International: 201.612.7415
Conference ID: 13646795
A replay of the call will be available for one week through Tuesday, March 7, 2017. A replay of the webcast will be available for 30 days on NSA's website at www.nationalstorageaffiliates.com.
Upcoming Industry Conference
NSA management is scheduled to participate in the upcoming Wells Fargo 20th Annual Real Estate Securities Conference in New York, New York on March 1-2, 2017.
About National Storage Affiliates Trust
National Storage Affiliates Trust is a Maryland real estate investment trust focused on the ownership, operation and acquisition of self storage properties located within the top 100 metropolitan statistical areas throughout the United States. The Company currently holds ownership interests in and operates 453 self storage properties located in 23 states with approximately 28 million rentable square feet. NSA is the sixth largest owner and operator of self storage properties among public and private companies in the U.S. For more information, please visit the Company’s website at www.nationalstorageaffiliates.com. NSA is included in the MSCI US REIT Index (RMS/RMZ) and the Russell 2000 Index of Companies.

NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, the debt and lending markets or the general economy; the Company's business and investment strategy; and the acquisition of properties, including the timing of acquisitions. For a further list and description of such risks and uncertainties, see the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
CONTACT:
National Storage Affiliates Trust
Investor/Media Relations
Marti Dowling
Director - Investor Relations
720.630.2624
mdowling@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
REVENUE
Rental revenue	$55,630	$37,219	$191,178	$129,869
Other property-related revenue	1,725	1,081	6,059	4,050
Management fees and other revenue	1,809	—	1,809	—
Total revenue	59,164	38,300	199,046	133,919
OPERATING EXPENSES
Property operating expenses	18,734	12,744	64,798	45,412
General and administrative expenses	7,097	4,409	21,528	16,265
Depreciation and amortization	16,765	10,459	55,064	40,651
Total operating expenses	42,596	27,612	141,390	102,328
Income from operations	16,568	10,688	57,656	31,591
OTHER INCOME (EXPENSE)
Interest expense	(7,059)	(4,727)	(24,109)	(20,779)
Loss on early extinguishment of debt	—	—	(136)	(914)
Equity in losses of unconsolidated real estate venture	(1,484)	—	(1,484)	—
Acquisition costs	(1,813)	(573)	(6,546)	(4,765)
Organizational and offering expenses	—	—	—	(58)
Non-operating expense	(137)	(23)	(515)	(279)
Other income (expense)	(10,493)	(5,323)	(32,790)	(26,795)
Net income	6,075	5,365	24,866	4,796
Net loss (income) attributable to noncontrolling interests	2,321	(761)	(6,901)	7,644
Net income attributable to National Storage Affiliates Trust	$8,396	$4,604	$17,965	$12,440

Earnings (loss) per share - basic	$0.22	$0.20	$0.60	$0.80
Earnings (loss) per share - diluted	$0.07	$0.08	$0.31	$0.17

Weighted average shares outstanding - basic	38,235	23,000	29,887	15,463
Weighted average shares outstanding - diluted	88,460	65,280	78,747	45,409

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	December 31,
	2016	2015
ASSETS
Real estate
Self storage properties	$1,844,336	$1,147,201
Less accumulated depreciation	(110,803)	(68,100)
Self storage properties, net	1,733,533	1,079,101
Cash and cash equivalents	12,570	6,665
Restricted cash	2,767	2,712
Debt issuance costs, net	3,069	1,923
Investment in unconsolidated real estate venture	81,486	—
Other assets, net	44,730	8,648
Assets held for sale	13,937	—
Total assets	$1,892,092	$1,099,049
LIABILITIES AND EQUITY
Liabilities
Debt financing	$878,954	$567,795
Accounts payable and accrued liabilities	21,616	9,694
Deferred revenue	12,454	5,513
Total liabilities	913,024	583,002
Equity
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 43,110,362 and 23,015,751 shares issued and outstanding at December 31, 2016 and 2015, respectively	431	230
Additional paid-in capital	576,365	236,392
Retained (deficit) earnings	(8,719)	11
Accumulated other comprehensive income	9,025	—
Total shareholders' equity	577,102	236,633
Noncontrolling interests	401,966	279,414
Total equity	979,068	516,047
Total liabilities and equity	$1,892,092	$1,099,049

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income (Loss) to FFO and Core FFO

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income	$6,075	$5,365	$24,866	$4,796
Add (subtract):
Real estate depreciation and amortization	16,362	10,360	54,193	40,303
Company's share of unconsolidated real estate venture real estate depreciation and amortization	1,559	—	1,559	—
FFO attributable to subordinated performance unitholders (1)	(6,798)	(4,680)	(22,842)	(14,997)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	17,198	11,045	57,776	30,102
Add:
Acquisition costs	1,813	573	6,546	4,765
Company's share of unconsolidated real estate venture acquisition costs	1,006	—	1,006	—
Organizational and offering expenses	—	—	—	58
Loss on early extinguishment of debt	—	—	136	914
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$20,017	$11,618	$65,464	$35,839

Weighted average shares and units outstanding - FFO and Core FFO:(2)
Weighted average shares outstanding - basic	38,235	23,000	29,887	15,463
Weighted average restricted common shares outstanding	19	17	18	9
Weighted average OP units outstanding	25,771	21,472	24,262	20,507
Weighted average DownREIT OP unit equivalents outstanding	1,835	1,835	1,835	1,518
Weighted average LTIP units outstanding(3)	1,286	2,361	2,212	1,548
Total weighted average shares and units outstanding - FFO and Core FFO	67,146	48,685	58,214	39,045

FFO per share and unit	$0.26	$0.23	$0.99	$0.77
Core FFO per share and unit	$0.30	$0.24	$1.12	$0.92

(1) Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2) NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in our operating partnership on a one-for-one basis, subject to certain adjustments in each case. Subordinated performance units, DownREIT subordinated performance units, and LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). See footnote(4) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

(3) LTIP units have been excluded from the calculations of weighted average shares and units outstanding prior to April 28, 2015 because such units did not participate in distributions prior to the Company’s initial public offering.

Supplemental Schedule 1 (continued)

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings (Loss) Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Earnings (loss) per share - diluted	$0.07	$0.08	$0.31	$0.17
Impact of the difference in weighted average number of shares(4)	0.03	0.03	0.11	0.02
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(5)	—	—	—	(0.07)
Add real estate depreciation and amortization	0.24	0.21	0.93	1.03
Add Company's share of unconsolidated venture real estate depreciation and amortization	0.02	—	0.03	—
FFO attributable to subordinated performance unitholders	(0.10)	(0.09)	(0.39)	(0.38)
FFO per share and unit	0.26	0.23	0.99	0.77
Add acquisition costs, Company's share of unconsolidated real estate venture acquisition costs, organizational and offering expenses, and loss on early extinguishment of debt	0.04	0.01	0.13	0.15
Core FFO per share and unit	$0.30	$0.24	$1.12	$0.92

(4) Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares, the treasury stock method for certain unvested LTIP units, and includes the assumption of a hypothetical conversion of subordinated performance units, DownREIT subordinated performance units and LTIP units into OP units, even though such units may only be convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. For additional information about the conversion of subordinated performance units and DownREIT subordinated performance units into OP units, see Note 8 in Item 1 to the Company's most recent Quarterly Report on Form 10-Q or, if more recent, Note 10 to the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(5) Represents the effect of adjusting the numerator to consolidated net income (loss) prior to GAAP allocations for noncontrolling interests and the application of the two-class method and treasury stock method, as described in footnote (4).

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income	$6,075	$5,365	$24,866	$4,796
(Subtract) add:
Management fees and other revenue	(1,809)	—	(1,809)	—
General and administrative expenses	7,097	4,409	21,528	16,265
Depreciation and amortization	16,765	10,459	55,064	40,651
Interest expense	7,059	4,727	24,109	20,779
Equity in losses of unconsolidated real estate venture	1,484	—	1,484	—
Loss on early extinguishment of debt	—	—	136	914
Acquisition costs	1,813	573	6,546	4,765
Organizational and offering expenses	—	—	—	58
Non-operating expense	137	23	515	279
Net Operating Income	$38,621	$25,556	$132,439	$88,507

EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income	$6,075	$5,365	$24,866	$4,796
Add:
Depreciation and amortization	16,765	10,459	55,064	40,651
Company's share of unconsolidated real estate venture depreciation and amortization	1,559	—	1,559	—
Interest expense	7,059	4,727	24,109	20,779
Loss on early extinguishment of debt	—	—	136	914
EBITDA	31,458	20,551	105,734	67,140
Add:
Acquisition costs	1,813	573	6,546	4,765
Company's share of unconsolidated real estate venture acquisition costs	1,006	—	1,006	—
Organizational and offering expenses	—	—	—	58
Equity-based compensation expense(1)	684	652	2,597	3,027
Adjusted EBITDA	$34,961	$21,776	$115,883	$74,990

(1) Equity-based compensation expense is a non-cash item that is included in general and administrative expenses in our consolidated statements of operations.

Supplemental Schedule 3

Portfolio Summary
(dollars in thousands) (unaudited)

Total Consolidated and Unconsolidated Property Portfolio

	Stores at Period End December 31,		Units at Period End December 31,		Rentable Square Feet at Period End December 31,		Occupancy at Period End December 31,
State	2016	2015	2016	2015	2016	2015	2016	2015	Growth
California	78	48	46,821	27,914	5,879,575	3,549,960	90.8%	89.0%	1.8%
Oregon	55	50	22,458	20,211	2,825,159	2,523,336	88.2%	91.4%	(3.2)%
Texas	51	48	20,003	18,526	2,818,858	2,627,111	87.4%	87.7%	(0.3)%
Oklahoma	30	26	13,990	12,308	1,902,965	1,648,537	84.7%	87.6%	(2.9)%
North Carolina	30	30	13,436	13,452	1,655,191	1,654,711	89.2%	84.3%	4.9%
Florida	22	2	16,786	696	1,542,685	80,556	84.7%	79.1%	5.6%
Georgia	20	18	6,565	5,893	880,100	772,649	92.6%	94.1%	(1.5)%
Arizona	15	13	8,401	7,313	981,427	835,867	89.0%	83.2%	5.8%
Indiana	14	—	7,849	—	1,008,695	—	84.2%	—	—
Washington	14	14	4,788	4,825	601,840	611,150	88.0%	91.5%	(3.5)%
Colorado	10	8	4,641	3,740	564,646	453,166	89.3%	92.2%	(2.9)%
Louisiana	10	5	4,443	2,192	614,183	298,710	85.0%	82.6%	2.4%
New Hampshire	9	4	3,668	1,772	444,225	211,150	94.0%	88.7%	5.3%
Ohio	7	—	2,688	—	349,088	—	87.7%	—	—
Nevada	6	3	3,135	1,777	419,467	241,551	92.9%	86.5%	6.4%
South Carolina	4	4	1,210	1,211	147,530	147,530	91.7%	91.8%	(0.1)%
Other(1)	7	3	3,166	782	441,007	113,962	83.7%	91.5%	(7.8)%
Total Consolidated/Weighted Average	382	276	184,048	122,612	23,076,641	15,769,946	88.4%	88.5%	(0.1)%

Total Unconsolidated/Weighted Average(2)	66	—	35,573		4,518,968	—	86.9%	—	—

Total Consolidated and Unconsolidated/Weighted Average	448	276	219,621	122,612	27,595,609	15,769,946	88.2%	88.5%	(0.3)%

(1) Other states in NSA's consolidated portfolio as of December 31, 2016 include Alabama, Kentucky, Mississippi and New Mexico.
(2) Refer to Supplemental Schedule 5 for additional information about NSA's unconsolidated real estate venture.

Supplemental Schedule 3 (continued)

Portfolio Summary
(dollars in thousands) (unaudited)

2016 Acquisition & Investment Activity

Self storage properties acquired during the quarter ended:				Summary of Consideration
	Stores	Units	Rentable Square Feet		Value of OP Equity	Liabilities Assumed(3)	Other Liabilities	Total Investment
				Cash
March 31, 2016	17	7,633	1,070,540	$63,300	$19,068	$5,861	$584	$88,813
June 30, 2016	25	19,022	1,906,703	61,263	80,986	55,767	1,212	199,228
September 30, 2016	34	18,425	2,267,573	199,890	4,841	—	896	205,627
December 31, 2016	31	16,620	2,071,418	208,707	16,871	—	2,125	227,703
Total 2016(4)	107	61,700	7,316,234	$533,160	$121,766	$61,628	$4,817	$721,371

Unconsolidated real estate venture (venture at 100%)(5)	66	35,573	4,518,968	$627,261	—	—	$2,739	$630,000

Total 2016 Investments(5)	173	97,273	11,835,202	$1,160,421	$121,766	$61,628	$7,556	$1,351,371

2016 Disposition Activity

Dispositions Closed During the Quarter Ended:	Stores	Units	Rentable Square Feet	Gross Proceeds

December 31, 2016(6)	1	324	28,924	$4,910

(3) $12.2 million of the mortgages assumed in connection with the self storage property acquisitions were subsequently repaid during the year ended December 31, 2016.
(4) NSA acquired self storage properties located in Alabama, Arizona, California, Colorado, Florida, Georgia, Indiana, Louisiana, Mississippi, New Hampshire, New Mexico, Nevada, Ohio, Oklahoma, Oregon and Texas during 2016.

(5) Values represent entire unconsolidated real estate venture at 100%, not NSA's proportionate share. NSA's ownership in the unconsolidated real estate venture is 25%. Refer to Supplemental Schedule 5 for additional information about NSA's unconsolidated real estate venture.

(6) NSA disposed of a self storage property located in California during 2016.

Supplemental Schedule 4

Debt and Equity Capitalization
As of December 31, 2016
(dollars in thousands) (unaudited)

Debt Balances and Characteristics

	Effective Interest Rate(1)	Weighted Average Maturity (In Years)	Balance
Credit Facility:
Revolving line of credit	2.17%	3.35	$246,500
Term loan - 5 year tranche	2.61%	4.35	225,000
Term loan - 6 year tranche	3.15%	5.35	100,000
Term loan - 7 year	3.08%	6.50	100,000
Fixed rate mortgages payable	4.07%	7.41	201,694
Total Principal/Weighted Average	2.95%	5.16	873,194
Unamortized debt issuance costs and debt premium, net			5,760
Total Debt			$878,954

Debt Maturities

	Average Effective Interest Rate on Maturing Debt(1)	Maturities as a Percent of Total Principal	Maturities
2017 1Q	2.56%	1.0%	$8,588
2017 2Q	—	—	—
2017 3Q	2.55%	0.2%	1,877
2017 4Q	—	—	—
Total 2017	2.56%	1.2%	10,465

2018 1Q	—	—	—
2018 2Q	2.97%	0.4%	3,245
2018 3Q	—	—	—
2018 4Q	2.88%	0.3%	2,819
Total 2018	2.93%	0.7%	6,064

2019	—	—	—
2020	2.38%	32.7%	285,447
2021	2.65%	26.2%	229,002
2022	3.15%	11.5%	100,000
2023	3.69%	20.7%	180,384
2024	4.22%	2.4%	20,527
Thereafter	4.10%	4.6%	41,305
Total Principal/Weighted Average	2.95%	100.0%	873,194
Unamortized debt issuance costs and debt premium, net			5,760
Total Debt			$878,954

Debt Ratios

		Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA		n/a	6.2x
Trailing Twelve Month Fixed Charge Coverage Ratio		> 1.5x	3.8x
Total Leverage Ratio		< 60.0%	39.3%

(1) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable. For the revolving line of credit, the effective interest rate excludes fees which range from 0.15% to 0.25% for unused borrowings.

Supplemental Schedule 4 (continued)

Debt and Equity Capitalization
As of December 31, 2016
(unaudited)

Equity Interests

	Outstanding	If Converted
Common shares of beneficial interest	43,096,772	43,096,772
Restricted common shares	13,590	13,590
Total shares outstanding	43,110,362	43,110,362
Operating partnership units	26,125,444	26,125,444
DownREIT operating partnership unit equivalents	1,834,786	1,834,786
Total operating partnership units	27,960,230	27,960,230
Long-term incentive plan units(2)	1,283,505	1,283,505
Total shares and Class A equivalents outstanding	72,354,097	72,354,097
Subordinated performance units(3)	11,022,378	15,541,553
DownREIT subordinated performance unit equivalents(3)	4,386,999	6,185,669
Total subordinated partnership units	15,409,377	21,727,222
Total shares and units outstanding	87,763,474	94,081,319

(2) Balances exclude 260,400 long-term incentive plan ("LTIP") units which only vest and participate in dividend distributions upon the future contribution of properties from the PROs.
(3) If converted balance assumes that each subordinated performance unit (including each DownREIT subordinated performance unit) is convertible into OP units, notwithstanding the two-year lock-out period on conversions, and that each subordinated performance unit would on average convert on a hypothetical basis into an estimated 1.41 OP units based on historical financial information for the trailing twelve months ended December 31, 2016. The hypothetical conversions are calculated by dividing the average cash available for distribution, or CAD, per subordinated performance unit by 110% of the CAD per OP unit over the same period. The Company anticipates that as CAD grows over time, the conversion ratio will also grow, including to levels that may exceed these amounts.

Supplemental Schedule 5

Summarized Information for Unconsolidated Real Estate Venture
(dollars in thousands) (unaudited)

Unconsolidated Real Estate Venture Properties as of December 31, 2016

State	Stores at Period End	Units at Period End	Rentable Square Feet at Period End	Occupancy at Period End	4Q 2016 Average Occupancy
Florida	21	11,485	1,331,745	86.3%	87.4%
Alabama	11	4,032	591,030	83.7%	85.5%
New Jersey	10	7,520	925,410	88.3%	89.0%
California	9	5,832	802,176	87.6%	86.4%
Other(1)	15	6,704	868,607	88.0%	88.2%
Total/Weighted Average	66	35,573	4,518,968	86.9%	87.4%

Balance Sheet Information as of December 31, 2016

Total Venture at 100%(2)
ASSETS
Self storage properties, net	$614,754
Other assets	19,936
Total assets	$634,690
LIABILITIES AND EQUITY
Debt financing	$317,047
Other liabilities	4,498
Equity	313,145
Total liabilities and equity	$634,690

Operating Information for the Three Months Ended December 31, 2016

	Total Venture at 100%(2)	NSA Proportionate Share (Venture at 25%)
Total revenue	$12,197	$3,049
Property operating expenses	3,850	963
Net operating income	8,347	2,086
Supervisory, administrative and other expenses	(949)	(237)
Depreciation and amortization	(6,235)	(1,559)
Interest expense	(2,823)	(706)
Acquisition and other expenses	(4,277)	(1,068)
Net loss	$(5,937)	$(1,484)

(1) Other states in the unconsolidated real estate venture include Arizona, Georgia, New Mexico, Nevada, Pennsylvania, Ohio, Texas and Virginia.
(2) Values represent entire unconsolidated real estate venture at 100%, not NSA's proportionate share. NSA's ownership in the unconsolidated real estate venture is 25%.

Supplemental Schedule 6

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended December 31, 2016 compared to Three Months Ended December 31, 2015

		Total Revenue			Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	4Q 2016	4Q 2015	Growth	4Q 2016	4Q 2015	Growth	4Q 2016	4Q 2015	Growth	4Q 2016	4Q 2015	Growth
Oregon	49	$7,839	$7,214	8.7%	$2,100	$2,071	1.4%	$5,739	$5,143	11.6%	73.2%	71.3%	1.9%
Texas	45	5,219	5,070	2.9%	1,943	1,990	(2.4)%	3,276	3,080	6.4%	62.8%	60.7%	2.1%
California	27	6,796	6,152	10.5%	2,053	1,998	2.8%	4,743	4,154	14.2%	69.8%	67.5%	2.3%
Oklahoma	25	2,965	2,996	(1.0)%	968	960	0.8%	1,997	2,036	(1.9)%	67.4%	68.0%	(0.6)%
North Carolina	19	2,143	2,008	6.7%	675	665	1.5%	1,468	1,343	9.3%	68.5%	66.9%	1.6%
Georgia	16	1,415	1,355	4.4%	544	537	1.3%	871	818	6.5%	61.6%	60.4%	1.2%
Washington	13	1,620	1,541	5.1%	499	467	6.9%	1,121	1,074	4.4%	69.2%	69.7%	(0.5)%
Arizona	10	1,872	1,744	7.3%	578	575	0.5%	1,294	1,169	10.7%	69.1%	67.0%	2.1%
Colorado	8	1,256	1,219	3.0%	336	354	(5.1)%	920	865	6.4%	73.2%	71.0%	2.2%
Other(1)	10	1,174	1,081	8.6%	441	470	(6.2)%	733	611	20.0%	62.4%	56.5%	5.9%
Total/Weighted Average	222	$32,299	$30,380	6.3%	$10,137	$10,087	0.5%	$22,162	$20,293	9.2%	68.6%	66.8%	1.8%

		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		4Q 2016	4Q 2015	Growth	4Q 2016	4Q 2015	Growth	4Q 2016	4Q 2015	Growth
Oregon	19,679	2,470,634	87.9%	91.8%	(3.9)%	89.7%	93.3%	(3.6)%	$13.97	$12.39	12.8%
Texas	17,458	2,471,213	87.9%	87.6%	0.3%	87.9%	87.5%	0.4%	9.37	9.06	3.4%
California	15,971	1,936,251	89.6%	90.2%	(0.6)%	90.6%	89.9%	0.7%	14.64	13.39	9.3%
Oklahoma	11,808	1,573,796	84.7%	88.5%	(3.8)%	85.3%	88.4%	(3.1)%	8.59	8.42	2.0%
North Carolina	8,164	973,418	87.6%	82.3%	5.3%	86.9%	82.8%	4.1%	9.81	9.66	1.6%
Georgia	5,268	675,982	92.6%	93.7%	(1.1)%	92.8%	93.9%	(1.1)%	8.70	8.23	5.7%
Washington	4,476	559,275	88.0%	91.5%	(3.5)%	89.2%	92.4%	(3.2)%	12.81	11.56	10.8%
Arizona	5,940	657,815	89.4%	82.7%	6.7%	89.9%	83.1%	6.8%	12.11	12.22	(0.9)%
Colorado	3,738	453,216	91.6%	92.2%	(0.6)%	92.9%	93.1%	(0.2)%	11.65	11.33	2.8%
Other(1)	3,947	511,561	92.2%	89.1%	3.1%	92.4%	88.3%	4.1%	9.69	9.39	3.2%
Total/Weighted Average	96,449	12,283,161	88.4%	89.0%	(0.6)%	89.1%	89.4%	(0.3)%	$11.46	$10.74	6.7%

(1) Other states in NSA's same store portfolio include Mississippi, New Hampshire, Nevada and South Carolina.

Supplemental Schedule 6 (continued)

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)

Year Ended December 31, 2016 compared to Year Ended December 31, 2015

		Total Revenue			Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	YTD 2016	YTD 2015	Growth	YTD 2016	YTD 2015	Growth	YTD 2016	YTD 2015	Growth	YTD 2016	YTD 2015	Growth
Oregon	49	$30,976	$27,872	11.1%	$8,174	$7,954	2.8%	$22,802	$19,918	14.5%	73.6%	71.5%	2.1%
Texas	45	20,794	20,029	3.8%	8,115	7,837	3.5%	12,679	12,192	4.0%	61.0%	60.9%	0.1%
California	27	26,418	23,698	11.5%	8,128	7,719	5.3%	18,290	15,979	14.5%	69.2%	67.4%	1.8%
Oklahoma	25	12,033	11,879	1.3%	4,010	3,961	1.2%	8,023	7,918	1.3%	66.7%	66.7%	—
North Carolina	19	8,393	8,050	4.3%	2,753	2,737	0.6%	5,640	5,313	6.2%	67.2%	66.0%	1.2%
Georgia	16	5,565	5,157	7.9%	2,193	2,185	0.4%	3,372	2,972	13.5%	60.6%	57.6%	3.0%
Washington	13	6,439	5,948	8.3%	1,961	1,837	6.8%	4,478	4,111	8.9%	69.5%	69.1%	0.4%
Arizona	10	7,307	6,746	8.3%	2,336	2,266	3.1%	4,971	4,480	11.0%	68.0%	66.4%	1.6%
Colorado	8	5,061	4,843	4.5%	1,452	1,448	0.3%	3,609	3,395	6.3%	71.3%	70.1%	1.2%
Other(1)	10	4,564	4,168	9.5%	1,807	1,817	(0.6)%	2,757	2,351	17.3%	60.4%	56.4%	4.0%
Total/Weighted Average	222	$127,550	$118,390	7.7%	$40,929	$39,761	2.9%	$86,621	$78,629	10.2%	67.9%	66.4%	1.5%

		Rentable Square Feet	Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		YTD 2016	YTD 2015	Growth	YTD 2016	YTD 2015	Growth
Oregon	19,679	2,470,634	92.4%	92.8%	(0.4)%	$13.40	$12.02	11.5%
Texas	17,458	2,471,213	88.5%	85.6%	2.9%	9.23	9.12	1.2%
California	15,971	1,936,251	91.4%	87.2%	4.2%	14.11	13.29	6.2%
Oklahoma	11,808	1,573,796	87.1%	88.0%	(0.9)%	8.56	8.38	2.1%
North Carolina	8,164	973,418	85.4%	83.1%	2.3%	9.76	9.66	1.0%
Georgia	5,268	675,982	93.7%	91.0%	2.7%	8.46	8.09	4.6%
Washington	4,476	559,275	91.1%	91.4%	(0.3)%	12.37	11.24	10.1%
Arizona	5,940	657,815	87.2%	80.6%	6.6%	12.15	12.08	0.6%
Colorado	3,738	453,216	94.5%	92.0%	2.5%	11.55	11.35	1.8%
Other(1)	3,947	511,561	91.7%	83.8%	7.9%	9.49	9.47	0.2%
Total/Weighted Average	96,449	12,283,161	90.0%	87.9%	2.1%	$11.18	$10.62	5.3%

(1) Other states in NSA's same store portfolio include Mississippi, New Hampshire, Nevada and South Carolina.

Supplemental Schedule 7

Reconciliation of Same Store Data and Net Operating Income to Income from Operations
(dollars in thousands) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Rental revenue
Same store portfolio	$31,373	$29,505	$123,773	$114,764
Non-same store portfolio	24,257	7,714	67,405	15,105
Total rental revenue on our statements of operations	55,630	37,219	191,178	129,869

Other property-related revenue
Same store portfolio	926	875	3,777	3,626
Non-same store portfolio	799	206	2,282	424
Total other property-related revenue on our statements of operations	1,725	1,081	6,059	4,050

Property operating expenses
Same store portfolio	10,137	10,087	40,929	39,761
Non-same store portfolio	8,597	2,657	23,869	5,651
Total property operating expenses on our statements of operations	18,734	12,744	64,798	45,412

Net operating income for:
Same store properties	22,162	20,293	86,621	78,629
Non-same store properties	16,459	5,263	45,818	9,878
Net operating income	38,621	25,556	132,439	88,507

Management fees and other revenue	(1,809)	—	(1,809)	—
General and administrative expenses	7,097	4,409	21,528	16,265
Depreciation and amortization	16,765	10,459	55,064	40,651
Income from operations on our statements of operations	$16,568	$10,688	$57,656	$31,591

Supplemental Schedule 8

Selected Financial Information
(in thousands, except per square foot data) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$11.46	$10.74	$11.18	$10.62
Total consolidated portfolio	$11.28	$10.65	$11.00	$10.62

Total Consolidated Portfolio Capital Expenditures

Recurring capital expenditures	$475	$716	$2,917	$2,365
Revenue enhancing capital expenditures	326	—	2,641	703
Acquisitions capital expenditures	2,132	224	6,114	768
Total Consolidated Portfolio Capital Expenditures	$2,933	$940	$11,672	$3,836

Total consolidated portfolio square feet	23,077	15,770	23,077	15,770
Recurring Capital Expenditures Per Square Foot	$0.02	$0.05	$0.13	$0.15

Property Operating Expenses Detail

Store payroll and related costs	$5,586	$3,856	$19,418	$13,425
Property tax expense	4,285	2,774	14,489	9,833
Other property operating expenses	8,863	6,114	30,891	22,154
Property operating expenses on our statements of operations	$18,734	$12,744	$64,798	$45,412

General and Administrative Expenses Detail

Supervisory and administrative expenses	$3,199	$2,170	$11,038	$7,584
Equity-based compensation expense	684	652	2,597	3,027
Other general and administrative expenses	3,214	1,587	7,893	5,654
General and administrative expenses on our statements of operations	$7,097	$4,409	$21,528	$16,265

Glossary

This Earnings Release and Supplemental Information include certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue per our statements of operations (which includes fees and is net of any discounts) by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
REVENUE ENHANCING CAPITAL EXPENDITURES: Revenue enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: We define EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. We define ADJUSTED EBITDA as EBITDA plus acquisition costs, the Company's share of unconsolidated real estate venture acquisition costs, organizational and offering expenses, equity-based compensation expense, losses on sale of properties, and impairment of long-lived assets; and by subtracting gains on sale of properties and debt forgiveness. These further adjustments eliminate the impact of items that we do not consider indicative of our core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.
We present EBITDA and Adjusted EBITDA because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period;

•	EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, income from operations, and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of our operating performance. The April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper, as amended, defines FFO as net income (as determined under GAAP), excluding gains (or losses) from sales of real estate and related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. We include amortization of customer in-place leases in real estate depreciation and amortization in the calculation of FFO because we believe the amortization of customer in-place leases is analogous to real estate depreciation, as the value of such intangibles is inextricably connected to the real estate acquired. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent our allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders for the purpose of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders. We define CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance. These further adjustments consist of acquisition costs, organizational and offering costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of our properties. Given the nature of our business as a real estate owner and operator, we consider FFO and Core FFO as key supplemental measures of our operating performance that are not specifically defined by GAAP. We believe that FFO and Core FFO are useful to management and investors as a starting point in measuring our operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of our operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. Our computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO and Core FFO should be compared with our reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in our consolidated financial statements.
HYPOTHETICAL LIQUIDATION AT BOOK VALUE METHOD: In accordance with GAAP, the Company allocates income (loss) utilizing the hypothetical liquidation at book value ("HLBV") method, in which the Company allocates income or loss based on the change in each unitholders’ claim on the net assets of its operating partnership at period end after adjusting for any distributions or contributions made during such period. The Company uses this method because of the difference between the distribution rights and priorities set forth in the operating partnership's Agreement of Limited Partnership and what is reflected by the underlying percentage ownership interests of the unitholders.
The HLBV method is a balance sheet-focused approach to income (loss) allocation. A calculation is prepared at each balance sheet date to determine the amount that unitholders would receive if the operating partnership were to liquidate all of its assets (at GAAP net book value) and distribute the resulting proceeds to its creditors and unitholders based on the contractually defined liquidation priorities. The difference between the calculated liquidation distribution amounts at the beginning and the end of the reporting period, after adjusting for capital contributions and distributions, is used to derive each unitholder's share of the income (loss) for the period. Due to the stated liquidation priorities and because the HLBV method incorporates non-cash items such as depreciation expense, in any given period, income or loss may be allocated disproportionately to unitholders as compared to their respective ownership percentage in the operating partnership, and net income (loss) attributable to National Storage Affiliates Trust could be more or less net income than actual cash distributions received and more or less income or loss than what may be received in the event of an actual liquidation. Additionally, the HLBV method could result in net income (or net loss) attributable to National Storage Affiliates Trust during a period when the Company reports consolidated net loss (or net income), or net income (or net loss) attributable to National Storage Affiliates Trust in excess of the Company's consolidated net income (or net loss). The computations of basic and diluted earnings (loss) per share may be materially affected by these disproportionate income (loss) allocations, resulting in volatile fluctuations of basic and diluted earnings (loss) per share. Readers and investors are cautioned not to place undue reliance on NSA's income (loss) allocations or earnings (loss) per share without considering the effects described above, including the effect that depreciation and amortization have on income (loss), net book value and the application of the HLBV method.
LONG-TERM INCENTIVE PLAN UNITS: Long-term incentive plan units, or LTIP units, are a special class of partnership interest in our operating partnership that allow the holder to participate in the ordinary and liquidating distributions received by holders of the operating partnership units (subject to the achievement of specified levels of profitability by our operating partnership or the achievement of certain events). Upon vesting, and after achieving parity with operating partnership units, vested LTIP units may be converted into an equal number of operating partnership units, and thereafter have all the rights of operating partnership units, including redemption rights.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: We calculate net debt to Adjusted EBITDA as total debt (inclusive of $10.9 million of fair value of debt adjustments and $5.1 million of debt issuance costs) less cash and cash equivalents, divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  We define net operating income, or NOI, as net income (loss), as determined under GAAP, plus general and administrative expenses, depreciation and amortization, interest expense, loss on early extinguishment of debt, equity in earnings (losses) of unconsolidated real estate ventures, acquisition costs, organizational and offering expenses, impairment of long-lived assets, losses on the sale of properties and non-operating expense and by subtracting management fees and other revenue, gains on sale of properties, debt forgiveness, and non-operating income. NOI is not a measure of performance calculated in accordance with GAAP.
We believe NOI is useful to investors in evaluating our operating performance because:

•
NOI is one of the primary measures used by our management and our PROs to evaluate the economic productivity of our properties, including our ability to lease our properties, increase pricing and occupancy and control our property operating expenses;

•
NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of our capital structure; and

•
We believe NOI helps our investors to meaningfully compare the results of our operating performance from period to period by removing the impact of our capital structure (primarily interest expense on our outstanding indebtedness) and depreciation of the cost basis of our assets from our operating results.

There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect our net income (loss). We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, income from operations and net loss.
NET OPERATING INCOME MARGIN: The ratio of NOI divided by total rental and other property-related revenue.
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OCCUPANCY AT PERIOD END:  Represents total occupied rentable square feet divided by total rentable square feet at period end.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in our operating partnership which are economically equivalent to our common shares. We also own certain of our self storage properties through other consolidated limited partnership subsidiaries of our operating partnership, which we refer to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to our OP units, which we define as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.
PROs: Participating regional operators, or "PROs", are our experienced regional self storage operators with local operational focus and expertise. As of December 31, 2016, our Company had seven PROs, SecurCare Self Storage, Northwest Self Storage, Optivest Properties, Guardian Storage Centers, Move It Self Storage, Storage Solutions, and Hide-Away.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
RESTRICTED COMMON SHARES: Restricted common shares are common shares that are subject to restrictions on transferability subject to vesting and such other restrictions. Generally, a participant granted restricted common shares has all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive dividends on the restricted common shares. Holders of restricted common shares are prohibited from selling such shares until they vest.
SAME STORE PORTFOLIO: Our same store portfolio is defined as those properties owned and operated for the entirety of the applicable periods presented, excluding any properties we sold or where we completed a storage space expansion which caused the property's year-over-year operating results to no longer be comparable. Our 2016 same store portfolio consists of only those properties that were included in the Company's consolidated results since January 1, 2015, excluding one property where the Company completed a storage space expansion during the year ended December 31, 2015.
SUBORDINATED PERFORMANCE UNITS:  Subordinated performance units, or SP Units, are Class B common units of limited partner interest in our operating partnership. SP units, which are linked to the performance of specific contributed portfolios, are intended to incentivize our PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that they continue to manage on our behalf. Because subordinated performance unit holders receive distributions only after portfolio-specific minimum performance thresholds are satisfied, we believe SP units play a key role in aligning the interests of our PROs with us and our shareholders. The DownREIT partnerships also issue units of limited partner interest that are intended to be economically equivalent to our SP units, which we define as DOWNREIT SUBORDINATED PERFORMANCE UNIT EQUIVALENTS, or DownREIT SP units.